UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 31, 2012, the board of directors of XenoPort, Inc. (“XenoPort,” or the “Company”) committed to implementing a restructuring that includes the elimination of certain non-executive positions as the Company completes certain work projects on its development programs. The Company notified the 18 employees affected by the restructuring on June 4, 2012. On May 31, 2012, the board of directors also approved the XenoPort Amended and Restated 2012 Severance Plan (the “2012 Severance Plan”), effective immediately, for the benefit of the Company’s non-executive employees, including those affected in the restructuring and those continuing in employment. Under the terms of the 2012 Severance Plan, a non-executive employee terminated by the Company because of elimination of his or her position is eligible to receive continuation of medical insurance under COBRA and specified severance payments based on the employee’s level and years of service with the Company.

The Company estimates that it will incur total charges of approximately $1.4 million in the second quarter of 2012 in connection with the restructuring, including $0.8 million related to severance and other one-time termination benefits and $0.6 million in continuation of salary and benefits of certain employees until their work is completed and their positions are eliminated. The Company expects that all such work will be completed and positions eliminated by December 31, 2012. The Company expects that the associated cash payments of approximately $1.4 million will be paid out commencing in the second quarter of 2012 and will be completed in the first quarter of 2013. The estimates of total charges and cash expenditures that the Company expects to incur in connection with the restructuring, and the timing thereof, is subject to a number of assumptions, and actual results may materially differ.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e) Effective June 4, 2012, upon the recommendation of the compensation committee of the board of directors and the approval of the board of directors, Kenneth C. Cundy, Ph.D., was transitioned from his position as the Company’s senior vice president of preclinical and clinical sciences to the position of a XenoPort Fellow, in which capacity Dr. Cundy will no longer serve as an executive officer of the Company. During the transition period as a XenoPort Fellow, Dr. Cundy will continue to report to the chief executive officer, receive his current salary and be eligible for a potential bonus under the XenoPort, Inc. Corporate Bonus Plan (the “Bonus Plan”) for the 2012 performance period. Upon the recommendation of the compensation committee of the board of directors and the approval of the board of directors, the Company entered into a severance rights agreement with Dr. Cundy on June 1, 2012, which further provides that if Dr. Cundy is terminated without cause or resigns for good reason, then in exchange for a full general release of claims, Dr. Cundy is eligible to receive: (i) continued payment of his base salary for 12 months; (ii) if such termination occurs in 2012, a prorated bonus for 2012, paid as a lump sum; (iii) payment of up to 12 months of premiums under COBRA; and (iv) extended exercisability of certain options held by Dr. Cundy until June 30, 2014, or earlier based on certain other events. In addition, if such termination occurs within three months prior to, or 12 months after the closing of, a change of control, Dr. Cundy will also be eligible to receive full acceleration of the service-based vesting of his equity awards. The severance rights agreement with Dr. Cundy supersedes the prior change of control agreement between Dr. Cundy and the Company, and does not contain a 280G excise tax gross-up provision.

The foregoing summary of the severance rights agreement with Dr. Cundy is not intended to be complete and is qualified in its entirety by reference to the full text of the severance rights agreement to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2012.

(c) (e) Effective June 4, 2012, upon the recommendation of the compensation committee of the board of directors and the approval of the board of directors, the Company promoted Vincent J. Angotti to executive vice president, chief operating officer. Biographical information with respect to Mr. Angotti was previously reported in and is incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Information with respect to Mr. Angotti’s 2011 and 2012 compensatory arrangements was previously reported in and is incorporated by reference from the Company’s definitive proxy statement on Schedule 14A for its 2012 Annual Meeting of Stockholders (the “Proxy Statement”). Except as described in the paragraph below, Mr. Angotti’s 2012 compensatory arrangements remains the same as previously disclosed in the Proxy Statement.

In connection with the promotion, Mr. Angotti’s target bonus under the Bonus Plan for the remainder of the 2012 performance period was set at 60% of his base salary, pro rated for the portion of the year that he serves as an executive vice president of the Company. Mr. Angotti was also granted restricted stock units under the XenoPort, Inc. 2005 Equity Incentive Plan representing an aggregate of 25,000 shares of XenoPort’s common stock. The restricted stock units vest in four equal annual installments on each anniversary of the June 1, 2012 grant date, subject to continued service and subject to vesting acceleration under certain circumstances as set forth in the severance rights agreement between the Company and Mr. Angotti, the material terms of which were previously described in the Proxy Statement.

(e) Effective June 1, 2012, upon the recommendation of the compensation committee of the board of directors of the Company, the board of directors approved the amendment and restatement of the Bonus Plan. The purpose of the amendment and restatement is to expand the Bonus Plan so that all full-time employees of the Company are eligible to participate in such plan. The material terms of the Bonus Plan were previously described in the Proxy Statement.

The foregoing description of the changes to the Bonus Plan is not intended to be complete and is qualified in its entirety by reference to the full text of the amended and restated Bonus Plan to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2012.

Section 8 – Other Events

Item 8.01 Other Events.

Effective June 4, 2012, upon the recommendation of the compensation committee of the board of directors and the approval of the board of directors, the Company has promoted Gregory T. Bates to senior vice president, regulatory affairs and quality. Dr. Bates will report to Ronald W. Barrett, Ph.D., XenoPort’s chief executive officer, and will be responsible for the regulatory affairs, biostatistics and data management, safety and quality assurance functions of the Company.

This Current Report on Form 8-K contains “forward-looking” statements, including, without limitation, statements related to the estimated charges for the restructuring, including related estimated cash expenditures, and the timing for the completion of the restructuring. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that restructuring costs may be greater than currently anticipated, and risks related to the impact of the workforce reduction on the Company’s business and unanticipated charges not currently contemplated that may occur as a result of the restructuring. The Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 8, 2012, contains under the heading, “Risk Factors,” a more comprehensive description of risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: June 4, 2012	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer